SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 2, 1996




                           MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)




     Iowa                      1-12459                        42-1451822
(State or other            (Commission File                 (IRS Employer
jurisdiction of                 Number)                    Identification No.)
incorporation)




     666 Grand Avenue, P. O. Box 657, Des Moines, Iowa         50303
         (Address of principal executive offices)            (Zip Code)







Registrant's telephone number, including area code:    515/242-4300

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Item 5  Other Events.

                  Effective December 2, 1996, MidAmerican Energy Holdings Company ("Holdings"), an Iowa corporation, became the parent holding company of MidAmerican Energy Company ("MidAmerican"). This restructuring was approved by MidAmerican's shareholders at the 1996 annual meeting of shareholders on April 24, 1996. As of December 2, 1996 ("Effective Date"), the outstanding shares of MidAmerican common stock were exchanged, on a share-for-share basis, for shares of Holdings common stock. As a result, the holders of MidAmerican common stock automatically became the holders of Holdings common stock, and Holdings became the owner of MidAmerican common stock.

                  A copy of MidAmerican's press release with respect to the holding company formation is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits.


                  (c)  Exhibits.

                  1. Press Release of MidAmerican Energy Company dated December 2, 1996.

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                                    Signature



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          MIDAMERICAN ENERGY HOLDINGS COMPANY

                                          /s/ Paul J. Leighton
                                          Paul J. Leighton
                                          Corporate Secretary



December 2, 1996

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